SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 31, 2002


                            VALENCE TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                   0-20028                     77-0214673
(State of Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)



                       6504 Bridgepoint Parkway, Suite 415
                               Austin, Texas 78730
                    (Address of Principal Executive Offices)


                                 (512) 527 2910
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


     Pursuant to a Letter Agreement and Release effective March 31, 2002, the Company disposed of certain assets consisting of cash and investment equivalent instruments valued at approximately $18.6 million in exchange for a discharge and release of all obligations under the Company's loan agreement with Berg & Berg Enterprises, LLC dated February 24, 2002, which had an outstanding balance in the principal amount of $17,500,000 and accrued and unpaid interest of $1,140,370.41 at March 31, 2002. Berg & Berg is controlled by Carl E. Berg, a principal stockholder and director of the Company. A copy of the Letter Agreement and Release is attached as Exhibit 10.1 and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

10.1 Letter Agreement and Release between Registrant and Berg & Berg Enterprises, LLC, dated March 31, 2002.


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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2002                      VALENCE TECHNOLOGY, INC.


                                            By:   /S/ KEVIN W. MISCHNICK
                                                -------------------------------
                                                   Kevin W. Mischnick
                                                   Vice President of Finance


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                                  EXHIBIT INDEX


EXHIBITS


10.1 Letter Agreement and Release between Registrant and Berg & Berg Enterprises, LLC, dated March 31, 2002.



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